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                                                                      EXHIBIT 1

                                AMENDMENT NO. 1

                      TO STOCKHOLDER PROTECTION AGREEMENT

         This Amendment No. 1 (the "Amendment") is entered into effective as of March 29, 2000 by and between Johnston Industries, Inc. (the "Company") and the Bank of New York, as rights agent (the "Rights Agent"), for purposes of amending that certain Stockholder Protection Agreement dated as of May 17, 1999 by and between the Company and the Rights Agent (the "Stockholder Protection Agreement").

         WHEREAS, Section 4.4 of the Stockholder Protection Agreement provides that, prior to the Separation Time, as defined therein, the Company and the Rights Agent, upon receipt of the certificate described therein, shall, at the Company's direction, supplement or amend any provision of the Stockholder Protection Agreement in any respect without the approval of any holders of Rights, as defined therein;

         WHEREAS, the certificate required by Section 4.4 of the Stockholder Protection Agreement has been provided to the Rights Agent;

         WHEREAS, at a meeting at the Board of Directors of the Company held on March 29, 2000 an amendment to the Stockholder Protection Agreement was approved by the Board of Directors of the Company;

         WHEREAS, the Separation Time had not occurred as of the date of such approval; and

         WHEREAS, the Company and Rights Agent wish to enter into this Amendment for purposes of setting forth the terms of the amendment approved by the Board of Directors of the Company.

         NOW, THEREFORE, in accordance with the terms of the Stockholder Protection Agreement and in consideration of the provisions set forth herein, the parties hereto agree as follows:

         1. Amendment of Definition of Exempted Person. The definition of Exempted Person set forth in Section 1.1(i) of the Stockholder Protection Agreement is hereby amended by the addition of the following sentence at the end of Section 1.1(i):

         In addition to the above, CGW Southeast Partners, L.P. ("CGW"), JI Acquisition Corp. or any other entity (the "Acquisition Entity") formed by CGW to effect the transactions contemplated by the Purchase Agreement by and between CGW, JI Acquisition Corp. and the Company, dated March 30, 2000, and any investor in or affiliate of such Acquisition Entity (together with CGW and the Acquisition Entity, the "CGW Parties"), shall be deemed an Exempted Person for all purposes under this Agreement and no acquisition of Common Stock by the CGW Parties in connection


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         therewith shall cause any CGW Party to become an Acquiring Person hereunder.

         2. Continued Effect of Stockholder Protection Agreement. Except as expressly amended by this Amendment, the Stockholder Protection Agreement shall continue in full force and effect in accordance with the terms thereof.

         3. Certification. The certification required by the Stockholder Protection Agreement with respect to this Amendment is attached hereto as Attachment A.

         4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the date first above set forth.


                              JOHNSTON INDUSTRIES, INC.


                              By: /s/ D. Clark Ogle
                                 --------------------------------------------
                              Name: D. Clark Ogle
                              Title: President and Chief Executive Officer

ATTEST:

/s/ James J. Murray
-----------------------------
James J. Murray, Secretary

                              THE BANK OF NEW YORK


                              By:      /s/ Raymond Poplasky
                                 --------------------------------------------
                              Name: Raymond Poplasky
                              Title: Assistant Vice President

ATTEST:

/s/ John I. Silvertsen
-----------------------------
Name:  John I. Silvertsen
Title:  Vice President


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                                                                   ATTACHMENT A


                     CERTIFICATION PURSUANT TO SECTION 4.4
                      OF STOCKHOLDER PROTECTION AGREEMENT

         The undersigned President and Chief Executive Officer of Johnston Industries, Inc. (the "Company") hereby certifies to The Bank of New York, as rights agent, pursuant to Section 4.4 of that certain Stockholder Protection Agreement dated as of May 17, 1999 by and between the Company and The Bank of New York, as rights agent, that the Amendment No. 1 to Stockholder Protection Agreement attached hereto has been adopted by the Company in compliance with the terms of Section 4.4 of the Stockholder Protection Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April ___, 2000.

                                JOHNSTON INDUSTRIES, INC.


                                By:
                                   ------------------------------------------
                                     D. Clark Ogle
                                     President and Chief Executive Officer